As filed with the Securities and Exchange Commission on ____________

Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ALLIANCEBERNSTEIN HOLDING L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-3434400
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1345 Avenue of the Americas New York, NY 10105 (212) 969-1000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

AllianceBernstein Commission Substitution Plan

Amended and Restated
AllianceBernstein Partners Compensation Plan

AllianceBernstein L.P.
Financial Advisor Wealth Accumulation Plan

(Full title of the Plans)

Laurence E. Cranch, Esq. AllianceBernstein L.P. 1345 Avenue of the Americas New York, NY 10105 (212) 969-1000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE
Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount Of Registration Fee
Units Representing Assignments of Beneficial Ownership of Limited Partnership Interests	2,000,000	$92.84	$185,680,000	$5,700.38

(1)
This registration statement is being filed to register the units (the “Units”) representing assignments of beneficial ownership of limited partnership interests in AllianceBernstein Holding L.P. (“Registrant”) which may be offered under the AllianceBernstein Commission Substitution Plan, the AllianceBernstein Amended and Restated Partners Compensation Plan, and the AllianceBernstein Financial Advisor Wealth Accumulation Plan (collectively, the “Plans”), plus an indeterminate number of additional Units which may be offered and issued to prevent dilution resulting from Unit splits, Unit dividends or similar transactions.

(2)
Estimated pursuant to Rule 457 of the General Rules and Regulations under the Securities Act of 1933, as amended (“Securities Act”), solely for the purpose of computing the registration fee, based on the average of the high and low sale prices of the securities being registered hereby as reported for New York Stock Exchange composite transactions on April 17, 2007.

EXPLANATORY NOTE

The 2,000,000 Units being registered pursuant to this registration statement (the “Registration Statement”) are additional securities of the same class as other securities for which registration statement (No. 333-127223) on Form S-8 was filed with the Securities and Exchange Commission (the “Commission”) on August 5, 2005.  Pursuant to General Instruction E to Form S-8, the contents of such earlier registration statement are incorporated by reference into this Registration Statement, except that the provisions contained in Part II of such earlier registration statement are modified as set forth in this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 are not required to be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to the Note to Part I of Form S-8 and Rule 424 under the Securities Act. The information required in the Section 10(a) prospectus is included in documents being maintained and delivered by the Registrant as required by Part I of Form S-8 and by Rule 428 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

The Registrant hereby incorporates herein by reference the following documents filed with the Commission:

(1)  The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

(2)  Each of the Registrant’s Current Reports on Form 8-K filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2006, which were filed on:

January 5, 2007;
January 10, 2007;
January 25, 2007;
February 13, 2007;
February 28, 2007;
March 12, 2007;
March 14, 2007;
March 27, 2007; and
April 11, 2007;

(3)  The description of the Units contained in the Registration Statement on Form 8-A dated January 18, 1988, filed under the Exchange Act, including any amendment thereto or report filed for the purpose of updating such description; and

(4)  All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold.

Any statement contained herein or made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

The validity of the plan interests offered hereby will be passed upon for the Registrant by Laurence E. Cranch, Executive Vice President and General Counsel of AllianceBernstein Corporation, general partner of the Registrant (the “General Partner”).

Item 6.  Indemnification of Directors and Officers.

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act permits a limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims whatsoever, subject to such standards and restrictions, if any, as set forth in its partnership agreement.  Provision for indemnification under the Registrant’s Amended and Restated Agreement of Limited Partnership dated as of October 29, 1999, as amended (the “Partnership Agreement”) is set forth in Section 6.9 of the Partnership Agreement.  The Registrant has granted broad rights of indemnification to officers of the General Partner and to officers and employees of the Registrant.  In addition, the Registrant has assumed indemnification obligations previously extended by the predecessor of the General Partner to its directors, officers and employees.  The foregoing indemnification provisions are not exclusive, and the Registrant is authorized to enter into additional indemnification arrangements.

The Registrant maintains an insurance policy insuring the directors and officers of the General Partner against certain acts and omissions while acting in their official capacities.

Item 7.  Exemption from Registration Claimed.

Not Applicable.

Item 8.  Exhibits.

The following is a complete list of exhibits filed as part of this Registration Statement:

Exhibit No.
5.1	Opinion of Laurence E. Cranch, Esq.
23.1	Consent of Laurence E. Cranch, Esq.*
23.2	Consent of PricewaterhouseCoopers LLP, Registered Public Accounting Firm
23.3	Consent of KPMG LLP, Registered Public Accounting Firm

*  included in Exhibit 5.1 filed herewith.

Item 9.  Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)  to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement.

(2)  that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)  to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT of 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THIS 18th DAY OF APRIL, 2007.

ALLIANCEBERNSTEIN HOLDING L.P.

By:	/s/ Robert H. Joseph, Jr.
Name: Robert H. Joseph, Jr.
Title: Senior Vice President and
Chief Financial Officer

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON THE 18th DAY OF APRIL 2007 BY THE FOLLOWING PERSONS IN THEIR CAPACITIES AS DIRECTORS AND OFFICERS OF ALLIANCEBERNSTEIN CORPORATION, THE GENERAL PARTNER OF THE REGISTRANT.

Signature	Title	Date
/s/ Lewis A. Sanders	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	April 18, 2007
Lewis A. Sanders

/s/ Robert H. Joseph, Jr.	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	April 18, 2007
Robert H. Joseph, Jr.

/s/ Edward J. Farrell	Senior Vice President and Controller (Principal Accounting Officer)	April 18, 2007
Edward J. Farrell

Director
Dominique Carrel-Billiard

Director
Henri de Castries

/s/ Christopher M. Condron	Director	April 18, 2007
Christopher M. Condron

/s/ Denis Duverne	Director	April 18, 2007
Denis Duverne

/s/ Peter Etzenbach	Director	April 18, 2007
Peter Etzenbach

/s/ Weston M. Hicks	Director	April 18, 2007
Weston M. Hicks

/s/ Gerald M. Lieberman	Director, President and Chief Operating Officer	April 18, 2007
Gerald M. Lieberman

/s/ Lorie A. Slutsky	Director	April 18, 2007
Lorie A. Slutsky

/s/ A.W. (Pete) Smith, Jr.	Director	April 18, 2007
A.W. (Pete) Smith, Jr.

/s/ Peter J. Tobin	Director	April 18, 2007
Peter J. Tobin

INDEX TO EXHIBITS

The following is a complete list of exhibits filed as part of this Registration Statement:

Exhibit No.	Exhibit
5.1	Opinion of Laurence E. Cranch, Esq.
23.1	Consent of Laurence E. Cranch, Esq.*
23.2	Consent of PricewaterhouseCoopers LLP, Registered Public Accounting Firm
23.3	Consent of KPMG LLP, Registered Public Accounting Firm

*  included in Exhibit 5.1 filed herewith.